FEE REDUCTION AGREEMENT

	AGREEMENT made as of this 13th day of
December 2016, between Eaton Vance Mutual
Funds Trust (the "Trust") on behalf of Eaton Vance
Short Duration High Income Fund (the "Fund") and
Eaton Vance Management (the "Adviser").

	WHEREAS, the Trust on behalf of the Fund has entered into an Investment Advisory and Administrative Agreement (the "Advisory
Agreement") with the Adviser, which provides that the Adviser shall be entitled to receive compensation at a certain rate; and

       WHEREAS, the Adviser has offered to
reduce such advisory fee rate, and the Trust has accepted such fee reduction, such fee reduction being effective as of January 1, 2017; and

       WHEREAS, the Adviser and the Trust wish
to memorialize said fee reduction in writing;

	NOW, THEREFORE, in consideration of the
mutual covenants and agreements contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Trust and the Adviser hereby jointly and severally agree as follows:

1.	For so long as the Advisory Agreement shall
remain in effect, notwithstanding any provisions of the Advisory Agreement to the contrary, the Adviser will reduce its advisory fee for the Trust in accordance with the fee reduction schedule set forth on Exhibit A hereto.

2.	This Agreement may only be terminated or
amended upon the mutual written consent of the Trust and the Adviser; provided, however, that (i) no termination of this Agreement shall be effective unless approved by the majority vote of those Trustees of the Trust who are not interested persons of the Adviser or the Trust (the
"Independent Trustees") and by the vote of a majority of the outstanding voting securities of the Fund; (ii) no amendment of this Agreement shall be effective unless approved by the majority vote of the Independent Trustees; and (iii) no amendment of this Agreement that decreases the fee reductions set forth herein shall be effective unless approved by the vote of a majority of the outstanding voting securities of the Fund.

3.	For purposes of this Agreement the term "vote of a
majority of the outstanding voting securities of the Fund" shall mean the vote, at a meeting of shareholders, of the lesser of (i) 67 per centum or more of the shares of the Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the outstanding shares of the Fund are present or represented by proxy at the meeting, or (ii) more than 50 per centum of the outstanding shares of the Fund.

4.	This instrument is executed under seal and shall be
governed by Massachusetts law.




IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above by a duly authorized officer of each party.


	EATON VANCE MUTUAL FUNDS TRUST
(on behalf of Eaton Vance Short Duration
     High Income Fund)


						By:


	Maureen A. Gemma

	Vice President

	EATON VANCE MANAGEMENT


						By:

						Deidre
E. Walsh
						Vice
President




Exhibit A

ADVISORY FEE REDUCTION SCHEDULE
Eaton Vance Short Duration High Income Fund
 (Effective as of January 1, 2017)


The Adviser's asset-based advisory fee is reduced and computed as follows:

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